First Trust Advisors L.P.
                 120 E. Liberty Drive, Suite 400
                    Wheaton, Illinois  60187



                       September 30, 2011


First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, Illinois  60187


     Re:                    FT 3139

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
175998 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Sincerely,

                             First Trust Advisors L.P.



                             Jason T. Henry
                             Senior Vice President